Exhibit 99.1

For Immediate Release	Contact:	Barbara Thompson	Deanna Hart
January 24, 2022		Corporate Communications	Investor Relations
		919-716-2716	919-716-2137

FIRST CITIZENS BANK ANNOUNCES REDEMPTION OF
APPROXIMATELY $2.9 BILLION OF ITS SENIOR UNSECURED DEBT

RALEIGH, N.C. –– First Citizens BancShares, Inc. (Nasdaq: FCNCA) (“First Citizens”), parent company of First-Citizens Bank & Trust Company (“First Citizens Bank”), today announced that First Citizens Bank has given notice of its intention to redeem approximately $2.9 billion of its senior unsecured debt.

On January 24, 2022, First Citizens Bank notified Wilmington Trust, National Association, as trustee (the “Trustee”), and Deutsche Bank Trust Company Americas, as paying agent, security registrar and authenticating agent (the “Paying Agent”), of its intention to redeem on February 24, 2022 (the “Redemption Date”) (a) all of its outstanding $1,147,000,000 aggregate principal amount of 5.000% Senior Unsecured Notes due 2022 (the “2022 Notes”), (b) all of its outstanding $750,000,000 aggregate principal amount 5.000% Senior Unsecured Notes due 2023 (the “2023 Notes”), (c) all of its outstanding $500,000,000 aggregate principal amount of 4.750% Senior Unsecured Notes due 2024 (the “2024 Notes”), and (d) all of its outstanding $500,000,000 aggregate principal amount of 5.250% Senior Unsecured Notes due 2025 (the “2025 Notes,” and together with the 2022 Notes, the 2023 Notes, and the 2024 Notes, the “Notes”). The Notes were assumed by First Citizens Bank in connection with its merger with CIT Group Inc. (“CIT”).

Craig L. Nix, First Citizens Chief Financial Officer, noted “This redemption aligns with our strategy to optimize the balance sheet for the newly combined company as we work to reduce higher debt costs by utilizing excess cash from our deposit growth.”

The Notes will be redeemed at a redemption price equal to the greater of (1) 100% of the principal amount thereof and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes that would be due after the Redemption Date but for such redemption (exclusive of interest accrued to the Redemption Date) (in the case of the 2024 Notes and 2025 Notes, assuming for this purpose that the Notes matured on the applicable par call date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield plus 50 basis points (or 30 basis points in the case of the 2024 Notes), plus, in either case, accrued and unpaid interest, if any, to the Redemption Date.

First Citizens Bank expects to redeem the Notes from cash on hand. This announcement does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of any of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About First Citizens

First Citizens BancShares is the financial holding company for First Citizens Bank, which helps personal, business, commercial and wealth clients build financial strength that lasts. As the largest family-controlled bank in the United States, First Citizens Bank is continuing a unique legacy of strength, stability and long-term thinking that has spanned generations. Founded in 1898 and headquartered in Raleigh, N.C., First Citizens Bank also operates a nationwide direct bank and a network of more than 600 branches in 22 states. Industry specialists bring a depth of expertise that helps businesses and individuals meet their specific goals at every stage of their financial journey. First Citizens Bank brings together personal service and powerful tools to help customers do more with their money – and make more of their future. Visit First Citizens’ website at firstcitizens.com. First Citizens Bank. Forever First®

Cautionary Notes Regarding Forward-Looking Statements
Certain of the statements made in this Press Release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek” and “estimate,” and similar expressions, are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. These forward-looking statements are based on First Citizens’ current expectations and assumptions regarding First Citizens’ business, the economy, and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent risks, uncertainties, changes in circumstances and other factors that are difficult to predict. Many possible events or factors could affect First Citizens’ future financial results and performance and could cause the actual results, performance or achievements of First Citizens to differ materially from any anticipated results expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, general competitive, economic, political, and market conditions, the impacts of the global COVID-19 pandemic on First Citizens’ business, and customers, the financial success or changing conditions or strategies of First Citizens’ customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel, the failure to realize the anticipated benefits of First Citizens’ previously announced acquisition transaction(s), including the recently-completed transaction with CIT, which acquisition risks include (1) disruption from the transaction, or recently completed mergers, with customer, supplier or employee relationships, (2) the possibility that the amount of the costs, fees, expenses and charges related to the transaction may be greater than anticipated, including as a result of unexpected or unknown factors, events or liabilities, (3) reputational risk and the reaction of the parties’ customers to the transaction, (4) the risk that the cost savings and any revenue synergies from the transaction may not be realized or take longer than anticipated to be realized,  and (5) difficulties experienced in the integration of the businesses. Except to the extent required by applicable law or regulation, First Citizens disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Additional factors which could affect the forward-looking statements can be found in First Citizens’ Annual Report on Form 10-K for the fiscal year ended December 31, 2020, its Quarterly Reports on Form 10-Q for the periods ended March 31, 2021, June 30, 2021 and September 30, 2021, and its other filings with the Securities and Exchange Commission (the “SEC”), and in CIT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as amended on Form 10-K/A, its Quarterly Reports on Form 10-Q for the periods ended March 31, 2021, June 30, 2021 and September 30, 2021, and its other filings with the SEC. The contents of any website referenced in this communication are not incorporated by reference herein.